                             EMPLOYMENT AGREEMENT
                             --------------------




     AGREEMENT made as of the 1/st/ day of October, 2001 by and between LIGHTHOUSE FAST FERRY, INC., a New Jersey corporation with offices at 195 Fairfield Avenue, Suite C. West Caldwell, New Jersey 07006 (the "Company"), and PATRICIA BEENE, residing at 768 Springfield Ave., #E4, Summit, NJ 07901 (the "Employee").

     W I T N E S S E T H
     - - - - - - - - - -

     WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Employment Term.
          ---------------

          1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

          1.2 The term of the Employee's employment under this Agreement shall be the period commencing on October 1,2001, and continuing through September 30, 2003, unless sooner terminated in accordance with this Agreement.

     2.   Position, Duties.   The Employee shall serve the Company as the Chief
          ----------------
Financial Officer of the Company. The Employee shall report to, and shall have such duties and responsibilities as shall be reasonably assigned to the Employee, by the Board of Directors of the Company which duties and responsibilities shall include:

          Maximize the return on financial assets by establishing financial policies, procedures, controls and reporting systems; ensure legal and regulatory compliance for all accounting and financial reporting functions; oversee cost and general accounting, accounts receivable collection and payroll and risk management; provide leadership and direction of the organization's financial operations, including strategic planning, analysis, reporting and collections; all aspects of Company finance, including planning, budgeting, monitoring and all reporting in guiding management to stated objectives; plan capital structure, direct treasury functions and manage audit and compliance programs; develop and implement information and financial system strategies and objectives to meet company needs.

     3.   Compensation.
          ------------

          3.1  Base Salary.  During the term of this Agreement, in consideration
               -----------
of the performance by the Employee of the services set forth in Section 2 and her observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of One Hundred and Twenty-Five Thousand Dollars ($125,000.00) per annum, payable in accordance with the standard payroll practices

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of the Company. In addition to the base salary payable hereunder, the Employee may receive increases in salary during the term hereof in amounts and at such times as shall be determined by the Board of Directors of the Company in its sole discretion.

          3.2  Bonus.  The Employee shall be eligible to receive an annual bonus
               -----
based on achievement by the Company of growth performance goals as established by the Board of Directors in its sole discretion.

          3.3  Warrants.  Employer shall issue three stock warrants to Employee
               --------
for a total of 175,000 shares of Employer's stock, exercisable within a three-year period from the date of issuance at $1.00 per share, as follows: (a) the first stock warrant, which shall be for 50,000 shares, shall be issued to Employee upon execution of this Agreement; (b) provided Employee has not been terminated pursuant to Section 6.3 or 6.4 on or before the issuance dates, the second warrant, which shall be for 50,000 shares, shall be issued to Employee on October 1, 2002; and (c) the third warrant, which shall be for 75,000 shares, shall be issued to Employee on September 1, 2003. All such warrants shall be "cashless" warrants.

          3.4  Anti Dilution.   The Employer shall take no action nor permit any
               -------------
action to be taken which would in any manner cause the Employer stock warrants to be diluted in any fashion including but not limited to, stock dividends, or a stock split without notice to Employee and the amendment of Employee's warrants to enable Employee to participate in any such enhancement of such warrants.

     4.   Expense Reimbursement.  During the term of the Employee's employment
          ---------------------
by the Company pursuant to this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by her in connection with the performance of her duties hereunder, upon the presentation of proper accounts there for in accordance with the Company's policies. Employee shall be entitled to a $500 per month automobile allowance.

     5.   Other Benefits.  During the term of the Employee's employment by the
          --------------
Company pursuant to this Agreement, the Employee shall be entitled to receive four weeks paid vacation time per annum and such other benefits as are from time to time made available to employees including but not limited to health benefits, retirement and pension plans. Employee shall have the right to receive the monetary value of such benefits should Employee not be a participant in such benefits. In addition, provided that Employee is insurable at regular rates, the Employee shall be entitled to receive (i) a One Hundred Thousand Dollar ($100,000.00) term life insurance policy on the life of the Employee and
(ii) disability insurance with maximum allowable coverage and a 90 day waiting or elimination period.

     6.   Termination of Employment.
          -------------------------

          6.1  Death.  In the event of the death of the Employee during the term
               -----
of this Agreement, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to that date which is six months after the Employee's date of death and not theretofore paid, and the estate or other legal representative of the Employee shall have no further rights under this Agreement.

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          6.2  Disability.   If the Employee shall become incapacitated by
               -----------
reason of sickness, accident or other physical or mental disability and shall
for a period of   ninety  (90)  consecutive days be unable to perform her normal duties hereunder, with or without reasonable accommodation, the employment of the Employee hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Employee. Promptly after such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

          6.3  Due Cause.  Employee may be terminated by the Company at any time
               ---------
during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee, and, after the satisfaction of any claim of the Company against the Employee arising as a direct and proximate result of such Due Cause, if any, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10. For purposes hereof, "Due Cause shall mean (a) a material breach of any of the Employee's obligations hereunder (it being understood that any breach of the provisions of Sections 2, 7, 8 or 9 hereof shall be considered material); (b) the habitual abuse of alcohol or unprescribed drugs by the Employee to an extent that such use interferes with the performance by the Employee of her responsibilities hereunder; or (c) that the Employee, in carrying out her duties hereunder, has been guilty of gross mismanagement resulting in material harm to the Employer or to any member of the Company Group (as hereinafter defined); or (d) that the Employee has been convicted of, or entered a plea of nolo contendere to, (i) a felony or (ii) any
                                   ---- ----------
lesser crime or offense involving moral turpitude. In the event of an occurrence under this Section 6.3, the Employee shall be given 21 days' written notice by the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the Company intends so to terminate the Employee's employment.

          6.4  Other Termination by the Company.  The Company may terminate the
               --------------------------------
Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however that in the event that such termination is not pursuant to Sections 6.1, 6.2 or 6.3, the Company shall:

     (1) pay to the Employee in a lump sum in an amount equal to Employee's annual salary as set forth in Section 3.1 (or if higher, the annual salary rate then in effect); and,

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

     (2) issue to the Employee cashless stock warrants granting such Employee the right to purchase 25,000 shares of the Company's common stock at One and One/Tenth ($1.10) Dollars per share exercisable at any time over a period of five (5) years from the Date of Termination. In the event of a termination under this Section 6.4, neither the Company nor the Employee shall thereafter have any further rights or obligations under this Agreement except as are provided in Sections 7, 8, 9, 10 and 18.

     6.5  Intentionally Left Blank.
          -------------------------

     6.6  Change in Control-termination of Employment.
          -------------------------------------------
     (a) Should a Change in Control occur (as hereinafter defined), Employee may terminate her employment within one (1) year after she has obtained actual knowledge of the occurrence of any of the following events:

          (i) Failure to elect or appoint, or re-elect or re-appoint, Employee to, or removal of Employee from, her office and/or position as Chief Financial Officer, except in connection with the termination of Employee's employment pursuant to subparagraphs 6.1, 6.2 or 6.3 hereof.

          (ii) A reduction in Employee's overall compensation (including any reduction in pension or other benefit programs or perquisites) or a significant change in the nature or scope of the authorities, powers, functions or duties normally attached to employee's position with the Company.

          (iii) A determination by Employee made in good faith that, as a result of a Change in Control, she is unable effectively to carry out the authorities, powers, functions or duties attached to her position and the situation is not remedied within thirty (30) calendar days after receipt by the Company of written notice from Employee of such determination.

          (iv) A breach by the Company of any provision of this Agreement not covered by clause (i), (ii) or (iii) of this subparagraph 6.6(a), which is not remedied within thirty (30) calendar days after receipt by the Company of written notice from Employee of such breach.

          (v) A change in the location at which substantially all of Employee's duties with the Company are to be performed to a location which is not within a 20 mile radius of the address of the place where Employee is performing services on the date of the Change in Control.

          (vi) A failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor.

          An election by Employee to terminate her employment under the provisions of this subparagraph 6.6:

     (a) shall be deemed a voluntary termination of employment by Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs or policies. Employee's right to terminate her employment hereunder shall not be affected by her illness or incapacity, whether physical or mental, unless the Company shall at the time be entitled to terminate her employment under paragraph 6.2 of this

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Agreement. Employee's continued employment with the Company for any period of time less then two (2) years after a Change in Control shall not be considered a waiver of any right she may have to terminate her employment pursuant to this paragraph 6.6(a).

     (b) After a Change in Control has occurred, if Employee terminates her employment with the Company pursuant to subparagraph 6.6(a) or if Employee's employment is terminated by the Company for any reason other than pursuant to paragraph 6.1, 6.2 or 6.3 hereof, Employee (i) shall be entitled to her salary, bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the Company's stock option plans if any, and the Company's pension and retirement plans and programs, if any, through the Termination Date and, in addition thereto, (ii) shall be entitled to be paid the benefits and money as set forth in Paragraph 6.4. Such lump sum payment is hereinafter referred to as the "Termination Compensation."

     (c) For purposes hereof, a Change in Control shall be deemed to have occurred if there has occurred, after the Commencement Date, (i) a change in control of the Company as the term "control" is defined in Rule 12b-2 promulgated under the Securities and Exchange Act; (ii) when any "person" (as such term is defined in the Act) who does not presently own five (5%) percent or more of the Company's issued and outstanding securities becomes a beneficial owner, directly or indirectly, of securities of the Company representing thirty (30%) percent or more of the Company's then outstanding securities having the right to vote on the election of directors; (iii) during any period of not more than two consecutive years (not including any period prior to the execution of this Amended Agreement), individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least sixty (60%) percent of the entire Board of Directors; (iv) when a majority of the directors elected at any annual or special meeting or stockholders (or by written consent in lieu of a meeting) are not individuals nominated by the Company's incumbent Board of Directors; (v) if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto being the holders of at least sixty (60%) percent of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (vi) if the shareholders of the Company approve a plan of complete liquidation of the Company; or (vii) if the shareholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets.

     (d) Notwithstanding anything in this Paragraph 6.6 to the contrary; Employee shall have the right, prior to the receipt by her of any amounts due thereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Employee shall repay to the Company within ninety (90) days from the date of receipt, with interest at the rate provided in Section 7872 of
the Internal Revenue Code of 1986.   Notice of any such waiver of treatment of
amounts received as a loan shall be given by Employee to the Company in writing and shall be binding upon the Company.

     (e) It is intended that the "present value" of the payments and benefits to Employee, whether under this Amended Agreement or otherwise, which are includible in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount" (the terms "present value," "parachute payments" and "base

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

amount" being determined in accordance with the Code). Accordingly, if Employee receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Company's regularly employed independent accounting firm (hereinafter "accountants"), subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountants, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to Employee subsequent to payment of the Termination Compensation that, in the opinion of the Accountants, would subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code. No reduction in Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountants shall be permitted unless the Company shall have provided to Employee a copy of any such opinion, specifically entitling Employee to rely thereon, no later than the date otherwise required for payment of the Termination Compensation or any such letter payment or benefit.

     (f) Employee shall not be required to use her best efforts to mitigate the
payment of the Termination compensation by seeking other employment.   To the
extent that Employee shall, during or after the Term, receive compensation from any other employment, the payment of Termination compensation shall not be adjusted.

     6.7  Rights to Benefits.  Upon termination of employment under any
          ------------------
provision contained in this Section 6, rights and benefits of the Employee, her estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9, 10 and 18.

     6.8  Notice of Termination and Termination Date.
          -------------------------------------------

     (a) Any termination of Employee's employment by the Company or by Employee shall be communicated by a Notice of Termination to the other party hereto.
For purposes hereof, a "Notice of Termination" shall mean a notice which shall stated the "Termination Date" (as hereinafter defined) and the specific reasons, and shall set forth in reasonable detail the facts and circumstances, for such determination and, in the case of Employee's termination of employment pursuant to paragraph 6.6(a)(iii) hereof, shall state that Employee has made the good faith termination required by that subparagraph.

     (b) "Termination Date" shall mean the date specified in the Notice of Termination as the last date of Employee's employment by the Company, which date shall not be sooner than the date on which the Notice of Termination is given.

     (c) If, within thirty (30) calendar days after any Notice of Termination is given, or, if later, prior to the Termination Date (as determined without regard to this paragraph 6.8(c)), the party hereto receiving such Notice of Termination notifies the other party hereto that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties hereto, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party hereto giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of such dispute, the Company will continue to pay to Employee her full compensation (including perquisites and other benefits) in effect when the notice of dispute was given and continue Employee as a participant in all employee benefit plans and programs in which she was participating when the notice of dispute was given, until the

     7.   Confidential Information.
          ------------------------

          7.1 (a) The Employee shall, during the Employee's employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any of the Company's subsidiaries, affiliates or parent entities (the Company and the Company's subsidiaries, affiliates and parent entities being hereinafter collectively referred to as the "Company Group") confidentially. The Employee shall not, without the prior written consent of the Board of Directors of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company.

               (b) For the purposes hereof, the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices and customers of any member of the Company Group; provided, however, that the term "confidential material" shall not include information which becomes generally available to the public other than as a result of a disclosure by the Employee.

          7.2 Promptly upon the request of the Company, the Employee shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Employee without retaining a copy thereof, unless, in the written opinion of counsel for the Company delivered to the Employee, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises in writing to the Employee that the same may be lawfully done.

          7.3 In the event that the Employee is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Employee shall provide the Company with prompt

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

notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof.

     8.   Non-Competition.
          ---------------

          8.1 The Employee acknowledges that the services to be rendered by her to the Company are of a special and unique character. The Employee agrees that, in consideration of her employment hereunder, the Employee will not, (a) (A) during the term of this Agreement and (B) until two (2) years from the date of termination of the Employee's employment with the Company or any other member of the Company Group, directly or indirectly, (w) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture which is competitive with the Business (as hereinafter defined), (x) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was or is at the time of solicitation, a director, officer, employee, agent or consultant of such member of the Company Group, on the Employee's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Company Group, (y) solicit or entice or endeavor to solicit or entice away any of the clients or customers or potential clients or customers of any member of the Company Group, either on the Employee's own account or for any other person, firm, corporation or organization, or (z)employ any person who was or is at the time of employment, a director, officer or employee of any member of the Company Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Company Group, or (b) at any time take any action or make any statement, the effect of which would be, directly or Company Group or the business reputation or good name of any indirectly, to impair the good will of any member of the member of the Company Group, or be otherwise detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group. For purposes hereof, "Business" shall mean the business of the Company and any member of the Company Group including but not limited to Lighthouse Fast Ferry Inc. and Lighthouse Fast Ferry Holdings Inc. their affiliates and subsidiaries, and any other related activities developed by the Company or any member of the Company Group.

          8.2 The Employee and the Company agree that if, in any proceeding, the court or authority shall refuse to enforce the covenants herein set forth because such a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

          8.3 The Employee expressly acknowledges and agrees that the covenants and agreements set forth in this Section 8 are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. The Employee acknowledges and agrees that the covenants and agreements of the Employee set forth in this
Section 8 constitute a significant part of the consideration given by the Employee to the Company in exchange for the salary and benefits provided for in this Agreement, and are a material reason for such payment.

     9.   Intellectual Property.
          ---------------------

          9.1 Any and all intellectual property, inventions or software made, developed or created by the Employee (a) during the term of this Agreement or
(b) within a period of one year after the termination of the Employee's employment with the Company or any other member of the Company Group, which reasonably relate to the business of the Company or any other member of the Company Group or which reasonably relate to any business conducted by the Company during the term of the Employee's employment by the Company (each, an "Invention"), whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to the Board of Directors all papers, drawings, models, data and other material relating to any Invention made, developed or created by her as aforesaid. In addition, the Employee covenants and agrees to disclose to the Board of Directors any Invention developed or created by the Employee during the term of this Agreement, whether or not such Invent ion relates to the business being conducted by the Company or any other member of the Company Group at the time of development or creation of such Invention.

          9.2 The Employee hereby expressly acknowledges and agrees that any Invention developed or created by the Employee during the term of this Agreement which reasonably relates to the business of the Company or any other member of the Company Group or which reasonably relates to the business conducted by the Company during the Employee's employment by the Company shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. (S) 101). Each such invention as well as all copies of such Invention in whatever medium fixed or embodied, shall be owned exclusively by the Company as of the date of creation.

          9.3 The Employee shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights of the Company with respect to such Invention as are to be in the Company's exclusive property as against the Employee under this Section 9 or to vest in the Company title to such inventions as against the Employee, the expense of securing any such patent or copyright, to be borne by the Company. In addition, the Employee agrees not to file any patent, copyright or trademark applications related to such Invention.

     10.  Equitable Relief.  In the event of a breach or threatened breach by
          ----------------
the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts located in New Jersey and the state courts located in such District for any proceedings under this Section 10. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

     11.  Successors and Assigns.
          ----------------------

          11.1 Assignment by the Company.   The Company may assign this
               -------------------------
Agreement to any member of the Company Group or to any entity which acquires substantially all the assets and business of the Company, and the Employee hereby consents to such assignment.

          11.2 Assignment by the Employee.   The Employee may not assign this
               --------------------------
Agreement or any part hereof without the prior written consent of the Board of Directors of the Company.

     12.  Governing Law.   This Agreement shall be deemed a contract made under,
          -------------
and for all purposes shall be construed in accordance with, the laws of New Jersey or such other State in which the Employee's principal business office is located if her principal business office no longer is in New Jersey applicable to contracts to be performed entirely within such State.

     13.  Entire Agreement.  This Agreement contains all the understandings and
          ----------------
representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto; provided, however, that Section 8 shall not serve as a limitation of the terms of-any other non-competition agreement between the Employee and any member of the Company Group.

     14.  Modification and Amendment; Waiver.  The provisions of this Agreement
          ----------------------------------
may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

     15.  Notices.  All notices, requests or instructions hereunder shall be in
          -------
writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:

          If to the Company:   To the address set forth above.
          -----------------
     Attention: Chief Executive Officer
          Telecopy No.:  973-228-9003
          Telephone No.: 973-618-9034

          If to the Employee: To the address set forth above.
          ------------------

Either of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

     16.  Arbitration.  In the event any dispute arises between the parties
          -----------
hereto, Employee and the Company shall each have the right to seek arbitration in Newark, New Jersey under the rules of the American Arbitration Association by
giving written notice of intention to arbitrate to the other party.   Any award
rendered in any such arbitration proceeding shall be non-appealable and final and binding upon the parties hereto, and judgment thereon may be entered in any
court of competent jurisdiction.   If Employee prevails in any litigation or
arbitration proceeding brought in accordance herewith, or if any such litigation or arbitration proceeding is settled, Employee shall be entitled, to the extent no prohibited by applicable law, to reimbursement from the Company for her reasonable attorneys' fees and expenses incurred in connection with such litigation or arbitration proceeding.

     17.  Expenses.  Each of the parties hereto shall bear her or its own costs
          ---------
and expenses, including attorneys fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

     18.      Indemnification.
              ---------------
     (a) The Company shall indemnify Employee to the fullest extent permitted by the New Jersey Business Corporation Act. Without limitation of the foregoing, in the event that Employee becomes involved in any capacity in any action, proceeding or investigation in connection with any activities involving the Company occurring during the term hereof, the Company will, advance to Employee her reasonable legal and other reasonable expenses (including the cost of any investigation and preparation incurred in connection therewith). Such advances and indemnification shall also be provided to Employee subsequent to the term hereof provided such action, proceeding or investigation invokes activities of the Company while the Employee was employed by the Company.

     (b) Employee shall give prompt written notice to the Company of the commencement of any action, suit or proceeding for which indemnification may be sought under this paragraph, and the Company, through counsel reasonably satisfactory to Employee, may assume the defense thereof; provided, however, that Employee shall be entitled to participate in any such action, suit or proceeding with counsel of her own choice but at her own expense; and provided further, the Employee shall be entitled to participate in any such action, suit or proceeding with counsel of her own choice at the expense of the Company if, in the good faith judgment of Employee's counsel, representation by the Company's counsel may present a conflict of interest or there may be defenses available to Employee which are different from or in addition to those available
to the Company.   In any event, if the Company fails to assume the defense
within a reasonable time, Employee may assume such defense and the reasonable
fees and expenses of her attorneys shall be borne by the Company.   No action,
suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interest of the
Company without the prior written consent of the Company.   Notwithstanding
anything in this Agreement to the contrary, the Company shall not, without the written consent of the Employee, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as a unconditional term thereof the delivery by the claimant or plaintiff to Employee of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect Employee other than as a result of money damages or other money payment for which the Company fully pays.

     (c) The Company shall cause to be maintained in effect, for not less than two (2) years after the Termination Date, the then current policies of the directors' and officers' liability insurance maintained by the Company and the Company's subsidiaries provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution, and shall use its best efforts to provide such insurance for an additional three (3) years after the expiration of such two-year period, the availability of such insurance at commercially reasonable rates (or, if not available at reasonable rates, then the Company shall purchase similar insurance but with such lowers limits of liability, without change in retention amounts, as may be available for a premium comparable to that paid by the Company for the last year of such two-year period), with respect to all matters occurring prior to and including the Termination Date; provided that, in the event that any claim shall be asserted or made within such period during which insurance has been or is to be provided, such insurance shall be continued in respect of any
such claim until final disposition of any and all such claims.    The Company
shall pay all expenses, including reasonable attorneys' fees, that may be incurred by Employee in enforcing the indemnity and other obligations provided
for in this paragraph.   The covenant in this paragraph shall survive the
Termination Date and shall continue without time limit (except as expressly provided in this paragraph).

     19.  Titles.   Titles of the sections of this Agreement are intended solely
          ------
for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

     20.  Severability.  Should any provision of this Agreement be held by a
          ------------
court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     21.  Survivorship.  The respective rights and obligations of the parties
          ------------
hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first above written.

                                      LIGHTHOUSE FAST FERRY, INC., Employer

                                          /s/ Anthony Cappaze
                                      By:__________________________________
  Name:Anthony Cappaze
  Title:Chief Executive Officer

                                         /s/ Patricia Beene
                                      _____________________________________
                                      PATRICIA BEENE, Employee